UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  August 11, 2009

CLICKER Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-32923	33-0198542
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18952 MacArthur Blvd, Suite 210, Irvine, CA 92612
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 486-3990

Copy of correspondence to:

Michael Ference, Esq.
Thomas A. Rose, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02 Unregistered Sales of Equity Securities.

On August 11, 2009, CLICKER Inc. (the “Company”) entered into an Exchange Agreement with Lotus Funding Group, LLC (“Lotus”), pursuant to which Lotus exchanged a $100,000 promissory note for a $100,000 convertible debenture (the “Debenture”).  The Debenture does not accrue interest and matures on December 31, 2009.  Until September 10, 2009, Lotus has the right to convert all or a portion of the principal into shares of common stock of the Company at a conversion price equal to fifty percent (50%) of the average of the closing bid price of the Company’s common stock (“Common Stock”) during the five (5) trading days immediately preceding the conversion date as quoted by Bloomberg, LP (the “Conversion Price”).  Any shares received upon conversion may not be sold prior to September 11, 2009.

Between September 11, 2009 and October 11, 2009, Lotus is obligated to convert, on each business day, $10,000 of outstanding principal into Common Stock at the Conversion Price and to use reasonable efforts to sell such shares of Common Stock upon receipt.  Lotus’ right and obligation to convert the Debenture and receive Common Stock is restricted such that Lotus’ beneficial ownership shall not exceed 4.99% of the then issued and outstanding shares of the Company’s Common Stock.

In the event that on or prior to October 11, 2009, Lotus has received $200,000 of net proceeds (“Threshold Amount”) from the sale of the Common Stock upon conversion of the Debenture, the Debenture is automatically canceled and Lotus shall return any Common Stock issued upon conversion but not sold.  If the Threshold Amount is not reached by October 11, 2009, Lotus may either (i) exchange the principal amount remaining of Debenture for an 18% promissory note, due 6 months from issuance, or (ii) keep the Debenture, with the following terms becoming null and void: (A) requirement of $10,000 daily conversion; (B) obligation to sell the Common Stock upon receipt; and (C) Threshold Amount.  In addition, if Lotus keeps the Debenture, the Conversion Price shall equal twenty percent (20%) of the average of the closing bid price of the Company’s common stock (“Common Stock”) during the five (5) trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

ITEM 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

10.01	Exchange Agreement, dated as of August 11, 2009, by and between CLICKER Inc. and Lotus Funding Group, LLC
10.02	Form of Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLICKER INC.

Dated: August 17, 2009	BY:	/s/ ALBERT AIMERS
Albert Aimers Chief Executive Officer